DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (this “Agreement”) is dated March 1, 2016 (the “Effective Date”), by and between Glamis Capital SA (“Holder”) on one side, and LifeLogger Technologies Corp., a Nevada corporation (“LOGG”) on the other. LOGG and the Holder may collectively be referred to as the “Parties”.

R E C I T A L S:

WHEREAS, LOGG issued a promissory note to Holder on July 20, 2015, in the principal amounts of $200,000.00 (the “Note”).

WHEREAS, on or around July 20, 2015, Holder wired $70,000.00 to LOGG, pursuant to the Note.

WHEREAS, on or around August 24, 2015, Holder wired $65,000.00 to LOGG, pursuant to the Note.

WHEREAS, on or around November 12, 2015, Holder and LOGG entered into an amendment to the Note, whereby the stated principal balance on the face of the Note was reduced from $200,000.00 to $135,000.00, to reflect the two prior payments identified above and evidence the parties’ intent that no further advances were to be provided by the Holder to LOGG under the Note.

WHEREAS, as of the Effective Date, the total outstanding amount under the Note was $142,402.74 (the “Debt”), consisting of $135,000.00 of principal and $7,402.74 in accrued and unpaid interest.

WHEREAS, the Holder and LOGG want to settle all of the outstanding Debt through conversion into shares of common stock of LOGG (“Common Stock”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”).

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1. Conversion of Note.

1.1 Conversion Price. As of the Effective Date, LOGG and the Holder agree to settle all of the outstanding Debt owed under the Note, and the Holder shall convert the Debt into a total of 1,808,288 shares of Common Stock (the “Shares”)(representing a conversion price of approximately $0.07875 per share), pursuant to the ownership limitations contained herein.

2. Representations and Warranties of LOGG.

2.1 Authorization. The execution, delivery and performance by LOGG of this Agreement and the performance of all of LOGG’s obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by LOGG. This Agreement constitutes the valid and binding obligation of LOGG enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by LOGG will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which LOGG is a party or by which it or any of its properties is bound.

2.2 Issuance of Shares. The issuance and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of LOGG, and the Shares to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by LOGG and will be fully paid and nonassessable.

2.3 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of LOGG, enforceable against LOGG in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

3. Representations and Warranties of the Holder.

3.1 Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

3.2 Restricted Securities. None of the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4. Miscellaneous.

4.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

4.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

4.3 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to conflict of laws).

4.5 No Waiver/Amendments. Any waiver by any party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Holder and LOGG.

4.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.7 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

4.8 Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

4.9 Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof.

4.10 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent.

4.11 Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

4.12 Attorneys’ Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

4.13 Ownership Limitation. In no event shall the Holder be entitled to convert their portion of the Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock at that time.

IN WITNESS WHEREOF, the Holder and LOGG have caused this Agreement to be executed as of the day and year first above written.

HOLDER:

Glamis Capital SA

By:	/s/ Anthony Killarney
Name:	Anthony Killarney
Title:	Director

THE ISSUER:

LifeLogger Technologies Corp.

By:	/s/ Stewart Garner
Name:	Stewart Garner
Title:	Chief Executive Officer